UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 8, 2011

Hubbell Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Connecticut	1-2958	06-0397030
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

40 Waterview Drive, Shelton, Connecticut		06484
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	475 882 4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2011, the Board of Directors of Hubbell Incorporated (the "Company") elected John F. Malloy, 56, as Director of the Company. Mr. Malloy was appointed to serve on the Company's Audit Committee.

Mr. Malloy is the Chairman, President and Chief Executive Officer of Victaulic ("Victaulic") in Easton, Pennsylvania. Previously, he was President and Chief Operating Officer of Victaulic. Prior to joining Victaulic, Mr. Malloy served as President of North America for the Carrier division of United Technologies Corporation. Before that he was an Energy Economist at Air Products & Chemicals and taught Economics at Hamilton College. Mr. Malloy graduated with a B.A. in Economics from Boston College, and a Ph.D. in Economics from Syracuse University.

Mr. Malloy will receive compensation consistent with the other non-management directors of the Company. Such compensation includes: (1) an annual base retainer of $75,000, and a Committee retainer of $10,000 for membership on the Audit Committee, paid quarterly and pro-rated based upon the effective date of his appointment; and (2) a restricted share grant of Class B common stock valued at $110,000 after each annual meeting of shareholders, which will vest at the next year’s annual meeting of shareholders provided that the director is still serving as a director at the time of the meeting. Mr. Malloy is also eligible to defer receipt of such fees pursuant to a deferred compensation agreement providing for payment of the retainers in stock units (each stock unit consisting of one share each of the Company’s Class A common stock and Class B common stock) or credited with interest at the prime rate as in effect at the Company’s principal commercial bank on the date immediately following the quarterly directors’ meeting, subject to certain terms and conditions of the Company’s Deferred Compensation Plan for Directors under which the fees are deferred. Dividend equivalents are paid on the stock units and are converted into additional stock units. Distributions are made in either a lump sum or in installment payments, at the Director’s election.

Item 9.01 Financial Statements and Exhibits.

A copy of the Company’s press release announcing the election of Mr. Malloy to the Board of Directors is attached as Exhibit 99.1 and is incorporated herein by reference.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS — Certain of the statements contained in this report and the exhibit attached hereto, including, without limitation, statements as to management’s good faith expectations and belief are forward-looking statements. Forward-looking statements are made based upon management’s expectations and belief concerning future developments and their potential effect upon the Company. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hubbell Incorporated

June 8, 2011	By:	/s/ Richard W. Davies

Name: Richard W. Davies
Title: Vice President, General Counsel and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release announcing the addition of Mr. John F. Malloy to the Hubbell Incorporated Board of Directors